Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AP Acquisition Corp (the “Company”) on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Richard Lee Folsom, Chairman of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2023

/s/ Richard Lee Folsom
Richard Lee Folsom
Chairman and Director
(Principal Financial and Accounting Officer)